Exhibit 10.3

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of _______________, 2012, by and between (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and  (b) (i) ALVARION LTD., a company organized under the laws of the State of Israel (“Ltd”), and (ii) ALVARION, INC., a Delaware corporation (“Inc”) (Ltd and Inc are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 21, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 21, 2011, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of November 17, 2011, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.            DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of June 21, 2011, between Ltd and Bank (as amended, the “Ltd IP Agreement”), and (c) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of June 21, 2011, between Alvarion Israel (2003) Ltd. (“2003”) and Bank (as amended, the “2003 IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.            DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following provisions appearing as Section 2.3(a) thereof:

“(a)           Interest Rate.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a fixed rate per annum rate equal to the LIBOR Rate plus four and one-half of one percent (4.50%), which interest rate shall be determined by the Bank as of the first Business Day of each quarter, for all times during such quarter, and shall be payable monthly in accordance with Section 2.3(e) below.  For sake of clarity, the interest rate shall be set for each quarter based upon the LIBOR Rate in effect on the first day of such quarter.

 (ii)            Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed rate per annum rate equal to the LIBOR Rate plus four and three-quarters of one percent (4.75%), which interest rate shall be determined by the Bank as of the first day of each quarter, for all times during such quarter, and shall be payable monthly in accordance with Section 2.3(e) below.  For sake of clarity, the interest rate shall be set for each quarter based upon the LIBOR Rate in effect on the first day of such quarter.”

and inserting in lieu thereof the following:

“(a)           Interest Rate.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a fixed rate per annum rate equal to the LIBOR Rate plus four and one-half of one percent (4.50%), which interest rate shall be determined by the Bank as of the first day of each calendar quarter, for all times during such calendar quarter, and shall be payable monthly in accordance with Section 2.3(e) below.  For sake of clarity, the interest rate shall be set for each calendar quarter based upon the LIBOR Rate in effect on the first day of such calendar quarter.

 (ii)            Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed rate per annum rate equal to the LIBOR Rate plus four and three-quarters of one percent (4.75%), which interest rate shall be determined by the Bank as of the first day of each calendar quarter, for all times during such calendar quarter, and shall be payable monthly in accordance with Section 2.3(e) below.  For sake of clarity, the interest rate shall be set for each calendar quarter based upon the LIBOR Rate in effect on the first day of such calendar quarter.”

2	The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.2(c) thereof:

“           (c)         Monthly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of each month (other than for a month ending on a fiscal quarter), a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);”

and inserting in lieu thereof the following:

“           (c)           Monthly Financial Statements.  (i) As soon as available, but no later than thirty (30) days after the last day of each month (other than for a month ending on a fiscal quarter), a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank.  (ii) Notwithstanding the foregoing, for each month in which Borrower satisfies the Percentage Requirement, in lieu of the financial statements required in the prior sentence, Borrower shall deliver to Bank, as soon as available, but no later than thirty (30) days after the last day of each month (other than for a month ending on a fiscal quarter), a company prepared consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank. The financial statements delivered pursuant to (i) or (ii) hereof (as applicable) shall be referenced herein as the “Monthly Financial Statements”.

3	The Loan Agreement shall be amended by inserting the following new provision to appear as Section 6.2(k) thereof:

“           (k)           List of Accounts  Receivable and Cash Balances. Within thirty (30) days after the last day of each month (i) a list setting forth the total accounts receivable for each Borrower for such monthly period, and (ii) a company prepared list of deposit accounts or securities accounts maintained by each Borrower.

4	The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.7(b) (entitled “Financial Covenants”) thereof:

“           (b)           Minimum Net Profit.  Borrower’s quarterly:  (i) net losses shall not exceed (a) Eleven Million Dollars ($11,000,000) as of the quarter ending March 31, 2011, (b) Two Million Dollars ($2,000,000) as of the quarter ending June 30, 2011, and (ii) net profit shall be at least (a) One Dollar ($1.00) as of the quarter ending September 30, 2011, (b) One Million Five Hundred Thousand Dollars ($1,500,000) as of the quarter ending December 31, 2012, and (c) Two Million Dollars ($2,000,000) as of the quarter ending March 31, 2012,  and as of the last day of each quarter thereafter, all on a non-GAAP basis.”

and inserting in lieu thereof the following:

“           (b)           Minimum Net Profit.  Borrower’s quarterly:  (i) net losses shall not exceed (a) Eleven Million Dollars ($11,000,000) as of the quarter ending March 31, 2011, (b) Two Million Dollars ($2,000,000) as of the quarter ending June 30, 2011, (ii) net profit shall be at least One Dollar ($1.00) as of the quarter ending September 30, 2011, (iii) net losses shall not exceed (a) One Million Three Hundred Fifty Thousand Dollars ($1,350,000) as of the quarter ending December 31, 2011, and (b) Five Hundred Thousand Dollars ($500,000) as of the quarter ending March 31, 2012, and (iv) net profit shall be at least Two Million Dollars ($2,000,000) as of the quarter ending June 30, 2012,  and as of the last day of each quarter thereafter, all on a non-GAAP basis.”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.10 (entitled “Access to Collateral; Books and Records”) thereof:

“           The Initial Audit shall take place within ninety (90) after an Advance request has been made.”

and inserting in lieu thereof the following:

 “           The Initial Audit shall take place on or before April 30, 2012.”

6	The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 6.13 (entitled “Formation or Acquisition of Subsidiaries”) thereof:

“           This Section 6.13 shall only apply to Wavion if Borrower shall fail to provide Bank with evidence that Wavion has merged with and into Borrower and all assets of Wavion have been transferred to Borrower on or before April 30, 2012.”

7	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“           “LIBOR” means, as of the first day of the applicable quarter, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/10,000th of one percent (0.0001%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior the period approximately equal to three (3) months and in an amount approximately equal to the aggregate amount of outstanding Credit Extensions.”

“           “Quick Assets” ” is, on any date, Borrower’s unrestricted cash and gross accounts receivable, determined according to GAAP, excluding allowances for doubtful debt and any obligations of Nortel to Borrower.”

and inserting in lieu thereof the following:

“           “LIBOR” means, as of the first day of the applicable calendar quarter, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/10,000th of one percent (0.0001%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior the period approximately equal to three (3) months and in an amount approximately equal to the aggregate amount of outstanding Credit Extensions.

“           “Quick Assets” is on any date the Borrower’s unrestricted cash and gross accounts receivable, determined according to GAAP, excluding allowances for doubtful  debt and any obligations of Nortel to Borrower; provided however for each month in which Borrower satisfies the Percentage Requirement, Quick Assets shall be defined as on any date the Borrower’s consolidated unrestricted cash and gross accounts receivable, determined according to GAAP, excluding allowances for doubtful debt and any obligations of Nortel to Borrower.”

8	The Loan Agreement shall be amended by inserting the following new definition to appear in Section 13.1 thereof:

“           “Percentage Requirement” means a Responsible Officer certifies to Bank that as of the end of such month: (i) greater than eighty percent (80%) of all accounts receivable are billed and payable to Borrower, and (ii) greater than eighty percent (80%) of all unrestricted cash of Borrower and its Subsidiaries are maintained in the name of Borrower.”

9	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4.           FEES.  Borrower shall pay to Bank a modification fee equal to Twenty Thousand Dollars ($20,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.           RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENTS.

(a)           Ltd hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Ltd IP Agreement, and acknowledges, confirms and agrees that the Ltd IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the Ltd IP Agreement, and shall remain in full force and effect.

(b)           2003 hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the 2003 IP Agreement, and acknowledges, confirms and agrees that the 2003 IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the 2003 IP Agreement, and shall remain in full force and effect.

6.           RATIFICATION OF PERFECTION CERTIFICATES.

(a)           Ltd hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Ltd dated as of June 21, 2011, and acknowledges, confirms and agrees that the disclosures and information Ltd provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(b)           Inc hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Inc dated as of August 15, 2011, and acknowledges, confirms and agrees that the disclosures and information Inc provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

7.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

ALVARION LTD.	SILICON VALLEY BANK

By:____________________________________	By:____________________________________
Name:__________________________________	Name:_________________________________
Title:___________________________________	Title:___________________________________

ALVARION, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

The undersigned, Alvarion Israel (2003) Ltd., a company organized under the laws of the State of Israel, hereby (i) ratifies, confirms, and reaffirms, all an singular, the terms and conditions of (A) the Secured Guarantee dated as of June 21, 2011 (the “Guarantee”), and (B) the 2003 IP Agreement; (ii) acknowledges, confirms and agrees that the Guarantee and the 2003 IP Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the Obligations of Borrower to Bank under the Guarantee include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by the Loan Modification Agreement.

ALVARION ISRAEL (2003) LTD.

By:____________________________________

Name:__________________________________

Title:___________________________________

Schedule 1

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK FROM: ALVARION LTD. AND ALVARION, INC.	Date: _________________________

The undersigned authorized officer of Alvarion Ltd. and Alvarion, Inc. (collectively, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
20-F and 6-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings and Deferred Revenue report	Monthly within 20 days (when an Advance is outstanding or an Advance request has been made)	Yes No
Board approved projections	Within 40 days of FYE	Yes No
List of Accounts and Cash Balances	Monthly within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)
___________________________________________________________________________________________
___________________________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Minimum Adjusted Quick Ratio (Monthly)	1.0:1.0	_____:1.0	Yes No
Minimum Net Profit (Quarterly)	$ *	$	Yes No

*As set forth in Section 6.7(b) of the Agreement.

Percentage Requirement	Complies

Greater than 80% of all Accounts Receivable are billed and payable to Borrower	Yes No
Greater than 80% of all unrestricted cash of Borrower and its Subsidiaries are maintained in the name of Borrower	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________

Alvarion Ltd.

By:  _________________________________
Name:  ______________________________
Title: _______________________________

Alvarion, Inc.

By:  _________________________________
Name:  ______________________________
Title: _______________________________

BANK USE ONLY

Received by: _____________________
authorized signer
Date:   _________________________

Verified: ________________________
authorized signer
Date: _________________________

Compliance Status:        Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:  ____________________

I.           Adjusted Quick Ratio (Section 6.7(a))

Required:                      1.00:1.00

Actual:

A.	Aggregate value of Borrower’s unrestricted cash	$ _______
B.	Aggregate value of Borrower’s gross accounts receivable, determined according to GAAP, excluding doubtful debt and any obligations of Nortel to Borrower	$ _______
C.	Quick Assets (the sum of lines A and B)	$ _______
D.	Aggregate value of all Obligations of Borrower to Bank	$ _______
E.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness but excluding all Subordinated debt, and not otherwise reflected in line D above that matures within one (1) year
$ _______
F.	Current Liabilities (the sum of lines D and E)	$ _______
G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$ _______
H.	Line F minus G	$ _______
I.	Adjusted Quick Ratio (line C divided by line H)	_______

Is line I equal to or greater than 1.00:1:00?

________ No, not in compliance	________Yes, in compliance

II.           Minimum Net Profit (Section 6.7(b)):

Required:  Borrower’s quarterly:  (i) net losses shall not exceed (a) Eleven Million Dollars ($11,000,000) as of the quarter ending March 31, 2011, (b) Two Million Dollars ($2,000,000) as of the quarter ending June 30, 2011, (ii) net profit shall be at least One Dollar ($1.00) as of the quarter ending September 30, 2011, (iii) net losses shall not exceed (a) One Million Three Hundred Fifty Thousand Dollars ($1,350,000) as of the quarter ending December 31, 2011, and (b) Five Hundred Thousand Dollars ($500,000) as of the quarter ending March 31, 2012, and (iv) net profit shall be at least Two Million Dollars ($2,000,000) as of the quarter ending June 30, 2012,  and as of the last day of each quarter thereafter, all on a non-GAAP basis

**Note for purposes of clarity, “Net Profit” means EBITDA minus unfinanced capital expenditures.

Actual:   ______________

________ No, not in compliance	________Yes, in compliance